                                                                    EXHIBIT 10.4


                  FOURTH AMENDMENT TO THE HARBINGER CORPORATION

                             1996 STOCK OPTION PLAN


         THIS FOURTH AMENDMENT TO THE HARBINGER CORPORATION 1996 STOCK OPTION PLAN (the "Amendment") is made effective as of the 1st day of May, 1999 (the "Effective Date"), by HARBINGER CORPORATION, a corporation organized and doing business under the laws of the State of Georgia (the "Company"). All capitalized terms in this Amendment have the meaning ascribed to such term as in the Harbinger Corporation 1996 Stock Option Plan (the "Plan"), unless otherwise stated herein.

                              W I T N E S S E T H:

         WHEREAS, the First Amendment to the Plan was approved by the shareholders of the Company at the 1997 Annual Meeting of Shareholders;

         WHEREAS, the Second Amendment to the Plan was approved by the shareholders of the Company at the Special Meeting of Shareholders held on December 18, 1997;

         WHEREAS, the Third Amendment to the Plan was approved by the shareholders of the Company at the 1998 Annual Meeting of Shareholders; and

         WHEREAS, the Board of Directors of the Company desires to amend the Plan to add certain provisions to insure compliance with the safe harbor provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

         NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the Plan is hereby amended as follows:

         SECTION 1. Section 3.1 of the Plan is hereby amended by deleting the first sentence of Section 3.1 of the Plan in its entirety and substituting in lieu thereof the following:

                  "3.1 Shares Reserved for Issuance. Subject to any antidilution adjustment pursuant to Section 3.2, the maximum number of Shares that may be subject to Options granted hereunder shall not exceed 8,737,500, plus the number of Prior Plan Shares; provided, however, the maximum number of Shares with respect to which Options may be granted to any individual grantee in any calendar year shall be 1,000,000."

         SECTION 2. Section 5 of the Plan is hereby amended by deleting the first sentence of Section 2 in its entirety and substituting in lieu thereof the following:

                  "This Plan shall be administered by the Committee, which shall consist of three (3) or more directors appointed by the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and is not while a member of the Committee, or was not during the one (1) year prior to serving as a member of the Committee, eligible to receive equity securities of the Company, or any affiliate of the Company, pursuant to this Plan, the Prior Plan, or any other plan of the Company or any affiliate of the Company, except as may be permitted under Section 16(b)(3) of the Exchange Act."

         SECTION 3. Except as specifically amended by this Fourth Amendment, the Plan shall remain in full force and effect as prior to this Fourth Amendment.

         IN WITNESS WHEREOF, the Company has caused this FOURTH AMENDMENT TO THE HARBINGER CORPORATION 1996 STOCK OPTION PLAN to be executed on the Effective Date.

                                            HARBINGER CORPORATION


                                            By:    /s/ C. Tycho Howle
                                               ---------------------------------
                                                    C. Tycho Howle
                                               Title: Chairman and CEO



ATTEST:


By:  /s/ Loren Wimpfheimer

   ------------------------------
       Loren B. Wimpfheimer
Title:   Secretary